Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 12, 2021, with respect to the consolidated financial statements of Vacasa Holdings LLC incorporated herein by reference.

/s/ KPMG LLP

Boise, Idaho

December 16, 2021